UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2026
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MECHANICS BANCORP
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(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1111 Civic Drive, Walnut Creek, CA 94596
(Address of principal executive offices) (Zip Code)
(925) 482-8000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, No Par Value	MCHB	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth Company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 25, 2026, the Board of Directors of Mechanics Bancorp (the “Company”) approved and adopted an amendment to the Company’s Amended and Restated Bylaws. The amendment revises Sections 4.1 and 4.3 of the Amended and Restated Bylaws to clarify that the Company’s shares will be uncertificated unless the Board of Directors provides otherwise, and that uncertificated shares will be recorded in book-entry form. The description of the amendments to the Amended and Restated Bylaws contained in this report does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1.

Item 8.01    Other Events
On February 25, 2026, the Board of Directors of the Company approved a cash dividend of $0.40 per share of Class A common stock and $4.00 per share of Class B common stock, each payable on March 19, 2026, to shareholders of record as of the close of business on March 9, 2026. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits.

Exhibit 3.1	Amended and Restated Bylaws, effective as of February 25, 2026

Exhibit 99.1	Mechanics Bancorp Press Release Dated February 27, 2026

Exhibit 104	Cover Page Interactive Data File (embedded within with Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 27, 2026

MECHANICS BANCORP

By:	/s/ Nathan Duda
Nathan Duda
Executive Vice President and Chief Financial Officer
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